EXHIBIT 2.3




                            ASSET PURCHASE AGREEMENT



                                 By and Between



                               TULIX SYSTEMS, INC.
                             (A Georgia corporation)



                                       And



                          HOMECOM COMMUNICATIONS, INC.
                            (A Delaware corporation)



                                   Dated as of



                                 March 27, 2003

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.  SALE AND PURCHASE.................................................1

SECTION 2.  ASSUMPTION OF LIABILITIES BY THE PURCHASER........................2

SECTION 3.  PURCHASE PRICE AND PAYMENT........................................2

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF SELLER..........................3

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.......................4

SECTION 6.  CONDITIONS TO CLOSING.............................................6

SECTION 7.  CLOSING...........................................................8

SECTION 8.  COVENANTS OF SELLER AND PURCHASER.................................8

SECTION 9.  RELEASES.........................................................11

SECTION 10. CLAIMS...........................................................11

SECTION 11. MISCELLANEOUS....................................................12













                                       i
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                                    Schedules
                                    ---------

1(b)    --     Intellectual Property
1(c)    --     Contracts
1(d)    --     Accounts Receivable
1(e)    --     Equipment
3(c)    --     Payments that will Cause an Adjustment to the Guaranteed Closing
               Date Cash
4(d)    --     Required Government Consents
4(e)    --     Required Contract Consents
4(f)    --     Contracts - Terms and Monthly Revenues
4(h)    --     Intellectual Property - Ownership
4(j)    --     Seller Litigation
5(d)    --     Required Government Consents
5(e)    --     Required Contract Consents
5(g)    --     Purchaser Capital Stock
5(h)    --     Purchaser Litigation
8(a)    --     Allocation of Purchase Price


                                    Exhibits
                                    --------

Exhibit 1      Form of Shareholders' Agreement

Exhibit 2      Form of Secured Promissory Note

Exhibit 3      Form of Security Agreement






                                       ii
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                            ASSET PURCHASE AGREEMENT
                            ------------------------

     This Asset Purchase Agreement (this "Agreement") is made and entered into as of the 27th day of March, 2003, by and between Tulix Systems, Inc., a Georgia corporation (the "Purchaser"), and HomeCom Communications, Inc., a Delaware corporation (the "Seller").

                                    RECITALS
                                    --------

     The Seller is engaged in the business of developing and hosting Internet applications, products and services to commercial customers (the "Business").


     The Purchaser desires to purchase, and the Seller desires to sell, all of the assets of Seller associated with the Business, and Seller desires to assign, and Purchaser desires to assume, certain contracts of Seller related to the Business, all upon the terms and conditions and subject to the limited exceptions set forth herein.


     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants, and agreements of the parties hereinafter set forth, the parties hereto, intending to be legally bound, do hereby agree as follows:

                                   SECTION 1.
                                SALE AND PURCHASE

     Upon the terms and subject to the conditions of this Agreement, Purchaser shall purchase, acquire, and assume from Seller, and Seller shall sell, transfer, assign, convey, and deliver to Purchaser, at the Closing (as defined in Section 7(a)), all right, title, and interest in and to the following assets and associated liabilities of Seller:

     (a) Cash in the amount of $50,000 (the "Cash");

     (b) The intellectual property identified in Schedule 1(a) (the "Intellectual Property");

     (c) The contracts identified in Schedule 1(b) (the "Contracts");

     (d) Accounts Receivable as identified in Schedule 1(c) (the "Accounts Receivable"), the aggregate amount of which shall not exceed $70,000; and,

     (e) The equipment being used as of the date hereof to service and maintain the Contracts and operate the Business, as identified in Schedule 1(d) (the "Equipment"; the Equipment, the Cash, the Intellectual Property, the Contracts and the Accounts Receivable are collectively referred to herein as the "Assets").

                                   SECTION 2.
                   ASSUMPTION OF LIABILITIES BY THE PURCHASER

         From and after the Closing, Purchaser shall assume and be responsible for all obligations and liabilities of Seller identified in Schedule 2. Seller shall not have any liability or obligation of Purchaser relating to acts or omissions of Purchaser subsequent to the Closing Date.

                                   SECTION 3.
                           PURCHASE PRICE AND PAYMENT

     (a) Generally. The total consideration to be paid by Purchaser to Seller for the sale, transfer and conveyance of the Assets shall consist of (i) 1,500 shares of Common Stock of Purchaser (the "Shares"), representing fifteen percent (15%) of the outstanding common stock of Purchaser, with such rights as may be set forth in a Shareholders' Agreement (the "Shareholders' Agreement") substantially in the form attached hereto as Exhibit 1, and (ii) a secured promissory note for the principal amount of $70,000 (the "Note") substantially in the form attached hereto as Exhibit 2 and subject to adjustment as set forth in Section 3(b) below (the Shares and the principal amount of the Note are collectively referred to herein as the "Purchase Price"), which Note shall be secured as provided in the Note and in a Security Agreement substantially in the form attached hereto as Exhibit 3 (the "Security Agreement"). Purchaser acknowledges that it is purchasing the Assets "as is", without any representation or warranty, explicit or implied, except as set forth in this Agreement.

     (b) Cash at Closing. Purchaser and Seller acknowledge and agree that Seller will have cash and accounts receivable (as determined in conformity with U.S. GAAP applied on a basis consistent with Seller's past practices) on the Closing Date in an amount equal to (i) $325,053 less (ii) any amounts paid by Seller prior to the Closing Date in respect of any of the payment matters listed on
Schedule 3(b) hereto (the "Guaranteed Closing Date Cash/AR"). In the event that the aggregate amount of actual cash and accounts receivable of Seller on the Closing Date (as determined in conformity with U.S. GAAP applied on a basis consistent with the Seller's past practices) is less than the Guaranteed Closing Date Cash/AR (the amount by which the actual amount of cash and accounts receivable is less than the Guaranteed Closing Date Cash/AR is referred to herein as the "Cash/AR Shortfall"), the principal amount of the Note referred to in Section 3(a) hereof shall be increased by an amount equal to the Cash/AR Shortfall. In the event that the aggregate amount of actual cash and accounts receivable (as determined in conformity with U.S. GAAP applied on a basis consistent with the Seller's past practices) exceeds the Guaranteed Closing Date Cash/AR (the amount by which the actual amount of cash and accounts receivable exceeds the Guaranteed Closing Date Cash/AR is referred to herein as the "Cash/AR Excess"), the Cash/AR Excess shall be divided evenly between Purchaser and Seller. The portion of the Cash/AR Excess to which Purchaser is entitled pursuant to the foregoing sentence shall be paid to Purchaser in the following manner: the amount of Cash to be delivered to Purchaser pursuant to Section 1(a) hereof shall be increased by an amount equal to one-half of the Cash/AR Excess.

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                                   SECTION 4.
                    REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Purchaser as follows:

     (a) Corporate Existence. Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. To the best of the knowledge of Seller, Seller has the corporate power and authority to conduct its business and to own and lease all of its properties and assets and is duly qualified or licensed to do business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on the Assets or the Business (financial or otherwise) (a "Material Adverse Effect").

     (b) Corporate Power; Authorization; Enforceable Obligations. To the best of the knowledge of Seller, Seller has the corporate power and authority to execute and deliver this Agreement and the other agreements and instruments to be executed and delivered by it in connection with the transactions contemplated hereby and thereby and to perform its respective obligations hereunder and thereunder (this Agreement and such other agreements and instruments are collectively referred to herein as the "Seller Documents"). Seller has taken or will take all necessary corporate action, including obtaining the requisite approval of the stockholders of Seller, that is required under the Delaware General Corporation Law, to authorize the execution and delivery of this Agreement and the other Seller Documents and the consummation of the transactions contemplated hereby and thereby. To the best of the knowledge of Seller, this Agreement is, and the other Seller Documents will be, the legal, valid, and binding obligations of Seller, enforceable in accordance with their terms, except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect and by general principles of equity.

     (c) No Conflict. To the best of the knowledge of Seller, the execution and delivery of this Agreement and the other Seller Documents will not (i) violate any foreign, federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree (collectively, "Laws") applicable to Seller or the Assets or the Business, or (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of Seller.

     (d) Access to Information. The principals of the Purchaser are also the executive officers of the Seller and members of the Seller's board of directors. Seller has had access to sufficient information about Purchaser upon which to analyze the transactions contemplated by this Agreement. Seller has been given the opportunity to ask questions and receive answers from the officers of Purchaser concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of Purchaser. Seller has had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by Purchaser in connection with this Agreement and the transactions contemplated hereby.

     (e) "Knowledge of the Seller." For purposes of this Agreement, the term "knowledge of the Seller" shall mean the actual knowledge of those members (as of the date hereof and the Closing Date) of the board of directors of Seller other than Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili.

                                   SECTION 5.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser hereby represents and warrants to Seller as follows:

     (a) Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has the corporate power and authority to conduct its business and to own and lease all of its properties and assets and is duly qualified or licensed to do its business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the failure to be so qualified would not have a material adverse effect on Purchaser.

     (b) Corporate Power; Authorization; Enforceable Obligations. Purchaser has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other agreements and instruments to be executed and delivered in connection with the transactions contemplated hereby and thereby (this Agreement and such other agreements and instruments are referred to collectively as the "Purchaser Documents"). The execution, delivery and performance of this Agreement and the other Purchaser Documents, and the consummation of the transactions contemplated hereby and thereby, by Purchaser have been duly authorized by all necessary corporate action of Purchaser. This Agreement is, and the other Purchaser Documents will be, the legal, valid and binding obligation of Purchaser enforceable against Purchaser in accordance with their terms except as such enforcement may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or other similar laws now or hereafter in effect affecting creditors' rights generally, and by general principles of equity.

     (c) No Conflict. To the best of the knowledge of Purchaser, the execution and delivery of this Agreement and the other Purchaser Documents will not (i) violate any foreign, federal, state, or local law, regulation, ordinance, zoning requirement, governmental restriction, order, judgment, or decree (collectively, "Laws") applicable to Purchaser or the Assets or the Business, (ii) violate or conflict with any provision of the certificate of incorporation or bylaws of Purchaser, or (iii) conflict with, result in the breach of, or constitute a default under any mortgage, indenture, license, instrument, trust, contract, agreement, or other commitment or arrangement to which Purchaser is a party or by which Purchaser is bound.

     (d) Required Government Consents. Except for (i) the filing or recording of instruments of conveyance, transfer, or assignment required by federal copyright, patent, or trademark laws or the laws of the U.S. and non-U.S. jurisdictions and states in which the Assets are located; and (ii) the further exceptions disclosed in Schedule 5(d) (the foregoing items (i) and (ii) being referred to herein as the "Required Government Consents"), to the best of the knowledge of Purchaser, no approval, authorization, certification, consent, permission, license, or permit to or from, or notice, filing, or recording to or with, U.S. or non-U.S., federal, state, or local governmental authorities ("Governmental Authorities") is necessary for the execution and delivery of this Agreement and the other Purchaser Documents or the consummation by Purchaser of the transactions contemplated hereby or thereby, or the ownership and use of the Assets or operation of the Business (including by Purchaser, assuming such ownership, use and operation is substantially the same as the ownership, and use and operation by Seller).

     (e) Required Contract Consents. To the best of the knowledge of Purchaser, except as disclosed in Schedule 5(e) (such scheduled items being referred to herein as the "Required Contract Consents"), no approval, authorization, consent, permission, or waiver to or from, or notice, filing, or recording to or with, any person (other than the Required Government Consents) is necessary for
(i) the execution and delivery of this Agreement and the other Purchaser Documents or the consummation of the transactions contemplated hereby or thereby; (ii) the transfer and assignment to Purchaser at the Closing of the Assets; or (iii) the ownership and use of the Assets or operation of the Business (including by Purchaser, assuming such ownership, use and operation is substantially the same as the ownership, use and operation by Seller).

     (f) Purchaser Common Stock. The Shares to be issued to Seller pursuant to this Agreement, when issued and delivered in accordance with this Agreement will be duly authorized, validly issued, fully paid and non-assessable, will be free of any liens or encumbrances, and will not be subject to any preemptive rights or redemption rights.

     (g) Purchaser Capital Structure. The authorized capital stock of Purchaser consists of One Thousand (1,000) shares of preferred stock, of which no shares have been issued and are outstanding as of the date hereof, and Ten Thousand (10,000) shares of common stock, of which Eight Thousand Five Hundred (8,500) shares are issued and outstanding as of the date hereof. All issued and outstanding shares of Purchaser's capital stock have been duly authorized and validly issued, are fully-paid and non-assessable, are owned beneficially and of record by the shareholders and in the amounts set forth on Schedule 5(g), and have been offered, issued, sold and delivered by Purchaser in compliance with all applicable securities laws. There are no outstanding rights, options, warrants, conversion rights, or agreements for the purchase or acquisition from Purchaser of any shares of its capital stock other than the rights created by this Agreement and the Shareholders' Agreement.

     (h) Litigation. Except as disclosed in Schedule 5(h), no claim, action, suit, proceeding, inquiry, hearing, arbitration, administrative proceeding, infringement claim, or investigation (collectively, "Litigation") is pending, or, to Purchaser's best knowledge, threatened against Purchaser or its subsidiaries or any of its present or former directors, officers, or employees. Purchaser knows of no facts or circumstances that could reasonably be expected to serve as the basis for Litigation against Purchaser or its present or former directors, officers, or employees.

     (i) Court Orders, Decrees, and Laws. There is no outstanding or, to Purchaser's best knowledge, threatened, order, writ, injunction, or decree of any court, governmental agency, or arbitration tribunal against Purchaser. To the best of the knowledge of Purchaser, Purchaser is and has been in compliance in all material respects with all applicable Laws, and Purchaser has received no notices of any such alleged violation. The foregoing shall be deemed to include Laws relating to the patent, copyright, and trademark laws, state trade secret and unfair competition laws of the U.S. and foreign jurisdictions, and all other applicable Laws, including equal opportunity, wage and hour, and other employment matters, and antitrust and trade regulation laws.

     (j) Access to Information. The principals of the Purchaser are also the executive officers of the Seller and members of the Seller's board of directors. The principals of the Purchaser are the parties responsible for the creation of all schedules to this Agreement. Purchaser has had access to sufficient information about Seller upon which to analyze the transactions contemplated by this Agreement. Purchaser has been given the opportunity to ask questions and receive answers from the officers of Seller concerning the terms and conditions of the transactions contemplated by this Agreement and the business and financial condition of Seller. Purchaser has had the opportunity to obtain any additional information it deems necessary to verify the accuracy and completeness of information provided by Seller in connection with this Agreement and the transactions contemplated hereby.

     (k) Disclosure. Purchaser has completely and accurately responded to the inquiries and diligence requests of Seller and its agents, representatives, attorneys and employees in connection with the transactions contemplated by this Agreement. No representation, warranty, or statement made by Purchaser in this Agreement or in any document or certificate furnished or to be furnished to Seller pursuant to this Agreement contains or will contain any untrue statement or omits or will omit to state any fact necessary to make the statements contained herein or therein, under the circumstances in which they were made, not materially misleading. Purchaser has disclosed to Seller all facts known or reasonably available to Purchaser that are material to Purchaser.

                                   SECTION 6.
                              CONDITIONS TO CLOSING

     (a) Conditions to Seller's Obligations. The obligations of Seller to be performed hereunder shall be subject to the satisfaction (or waiver by Seller) at or prior to the Closing Date of each of the following conditions:

          (i) Purchaser's representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement.

          (ii) Purchaser shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (iii) Seller's stockholders shall have approved the sale of the Assets to Purchaser.

          (iv) No Litigation shall be threatened or pending against Seller before any court or governmental agency that, in the reasonable opinion of counsel for Seller, could result in the restraint or prohibition of Seller in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (v) Purchaser shall have delivered to Seller a certificate signed by a duly authorized officer of Purchaser certifying that the conditions set forth in Sections 6(a)(i) and (ii) have been satisfied.

          (vi) Seller shall have obtained a general release in favor of Seller from each of the counter-parties to the Contracts listed in Schedule 1(c).

     (b) Conditions to Purchaser's Obligations. Each of the obligations of Purchaser to be performed hereunder shall be subject to the satisfaction (or waiver by Purchaser) at or prior to the Closing Date of each of the following conditions:

          (i) Seller's representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of this Agreement.

          (ii) Seller shall have performed and complied with all agreements, obligations, and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing.

          (iii) No Litigation shall be threatened or pending against Purchaser before any court or governmental agency that, in the reasonable opinion of counsel for Purchaser, could result in the restraint or prohibition of Purchaser in connection with this Agreement or the consummation of the transactions contemplated hereby.

          (iv) Seller shall have delivered to Purchaser a certificate signed by an authorized officer of Seller certifying that the conditions set forth in Sections 6(b)(i) and (ii) have been satisfied.

          (v) RoadRunner shall be an ongoing customer of Seller, and Seller shall not have received any form of notice from RoadRunner that Roadrunner intends to terminate its relationship with Seller or that Roadrunner does not intend to continue such relationship with Purchaser following the Closing Date, or that RoadRunner has changed materially or intends to change materially the amount of business that it does with Seller or the amount of business that it would do with Purchaser following the Closing Date.

                                   SECTION 7.
                                     CLOSING

     (a) Closing. The closing of the purchase and sale of the Assets (the "Closing") shall take place at the offices of Sutherland Asbill & Brennan LLP, 999 Peachtree Street, N.E., Atlanta, Georgia commencing at 2:00 p.m. on such date as the respective conditions to closing of both parties have been satisfied or waived or on such other date as the parties shall agree (the "Closing Date"). Subject to consummation of the Closing on the Closing Date, the sale, assignment, transfer and conveyance to Purchaser of the Assets will be effective as of 12:01 a.m. Eastern Standard Time on the Closing Date.

     (b) Actions at Closing. At Closing, Purchaser and Seller shall take the following actions, in addition to such other actions as may otherwise be required under this Agreement:

          (i) Copies of Consents. Seller shall deliver copies of all Required Contract Consents and all Required Government Consents which have been obtained.

          (ii) Conveyance Instruments. Seller shall deliver to Purchaser such bills of sale, assignments, and other instruments of conveyance and transfer as Purchaser may reasonably request to effect the transfer and assignment of the Assets to Purchaser.

          (iii) Assumption Agreements; Releases. Purchaser shall deliver to Seller one or more assumption agreements in form reasonably acceptable to Seller, pursuant to which Purchaser assumes and agrees to pay and perform the Contracts. Purchaser shall deliver general releases to Seller from the counterparties to the Contracts.

          (iv) Certificates. The parties shall deliver to each other the certificates required under Section 6.

          (v) Shareholders' Agreement. The parties shall deliver to each other executed signature pages to the Shareholders' Agreement.

          (vi) Other. Each party shall deliver such other agreements and instruments as the other party may reasonably request.

     (c) Delivery of Purchase Price. At Closing, Purchaser shall deliver to Seller (i) a stock certificate representing the Shares, (ii) the Note and (iii) the Security Agreement.

                                   SECTION 8.
                        COVENANTS OF SELLER AND PURCHASER

     (a) Allocation of Purchase Price. The Purchase Price shall be allocated as disclosed in Schedule 8(a), and all tax returns and reports filed by Seller and Purchaser with respect to the transactions contemplated by this Agreement shall be consistent with that allocation.

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

     (b) Maintenance of Books and Records. Each of Seller and Purchaser shall preserve until the second anniversary of the Closing Date all records possessed or to be possessed by such party relating to any of the Assets or the Business prior to the Closing Date, except for those records transferred from Seller to Purchaser at Closing. After the Closing Date, where there is a legitimate purpose, such party shall provide the other party with access, upon prior reasonable written request specifying the need therefor, during regular business hours, to (i) the officers and employees of such party, and (ii) the books of account and records of such party, but, in each case, only to the extent relating to the Assets or the Business prior to the Closing Date, and the other party and its representatives shall have the right to make copies of such books and records; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such party; and further provided, that, as to so much of such information as constitutes trade secrets or confidential business information of such party, the requesting party and its officers, directors and representatives will use due care to not disclose such information except (A) as required by any applicable Laws, (B) with the prior written consent of the party who owns such information, which consent shall not be unreasonably withheld, delayed or conditioned or (C) where such information becomes available to the public generally, or becomes generally known to competitors of such party, through sources other than the requesting party, its affiliates or its officers, directors or representatives. Such books and records may nevertheless be destroyed by a party if such party sends to the other party written notice of its intent to destroy such books and records, specifying with particularity the contents of the books and records to be destroyed. Such books and records may then be destroyed after the 30th day after such notice is given unless the other party objects to the destruction, in which case the party seeking to destroy the books and records shall deliver such books and records to the objecting party.

     (c) Mail, Etc. Mail and payments relating to the Assets received by Seller after the Closing Date will be forwarded to Purchaser. From and after the Closing Date, Seller will promptly refer all inquiries relating to the Assets to Purchaser.

     (d) Certain Consents. To the extent that Seller's rights under any Contract, permit, or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person which has not been obtained prior to the Closing Date, and which is material to the ownership, use or disposition of an Asset or the operation of the Business, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful, and Seller and Purchaser shall use their commercially reasonable good faith efforts to obtain any such required consents as promptly as possible.

     (e) Best Efforts; Further Assurances; Cooperation. Subject to the other provisions in this Agreement, the parties hereto shall in good faith perform their obligations under this Agreement before, at and after the Closing, and shall each use their reasonable best efforts to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to obtain all authorizations and consents and satisfy all conditions to the obligations of the parties under this Agreement, and to cause the transactions contemplated by this Agreement to be carried out promptly in accordance with the terms hereof. The

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

parties shall cooperate fully with each other and their respective officers, directors, employees, agents, counsel, accountants and other designees in connection with any steps required to be taken as part of their respective obligations under this Agreement. Upon the execution of this Agreement and thereafter, each party shall take such actions and execute and deliver such documents as may be reasonably requested by the other party hereto in order to consummate more effectively the transactions contemplated by this Agreement.

     (f) Transition. Seller shall have a reasonable period of time after the Closing in which to remove its books and records from Seller's former premises. Purchaser will provide such assistance in this process as Seller may reasonably request, including but not limited to (1) providing access to Purchaser's premises at such reasonable times as Seller may request, and (2) making the appropriate officers and directors of Purchaser available to Seller to assist the new officers of Seller in familiarizing themselves with Seller's books and records, and other issues related to the continued management of the Seller.

                                   SECTION 9.
                                    RELEASES

     (a) Purchaser Release. Effective as of the Closing Date, Purchaser, for itself and on behalf of all of its direct and indirect partners, shareholders, members, officers, directors, employees, affiliates (both persons and entities), representatives, beneficiaries, predecessors in interest, successors in interest, and assigns (the "Releasing Parties"), shall release and forever discharge Seller and all of its direct and indirect partners, members, officers, directors, employees, affiliates (both persons and entities), representatives, beneficiaries, predecessors in interest, successors in interest, and assigns (the "Released Parties"), of and from any and all claims, demands, actions and causes of action whatsoever, in law or equity, whether known or unknown, fixed or contingent, and whether asserted or not, that Releasing Parties may have had, may now have or may hereafter acquire with respect to any matters whatsoever relating to any actions taken or omitted by Released Parties at any time from the beginning of the world through and including the date hereof.

     (b) Individual Releases. As a material inducement for Seller to enter into this Agreement, Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili, for themselves and their heirs, representatives, successors and assigns, effective as of the Closing Date, do hereby release and forever discharge, fully, finally, irrevocably and unconditionally, the Released Parties of and from any and all claims, charges, complaints, demands, actions, promises, liabilities, obligations and causes of action whatsoever, whether at law or equity, whether known or unknown, fixed or contingent, and whether asserted or not, that any of them may have had, may now have or may hereafter acquire with respect to their respective employment agreements, including any amendments thereto, with Seller or otherwise arising in connection with their employment with or separation from Seller, including, without limitation, any and all claims, grievances, causes of action, charges or complaints that any of them has, could have, or might have asserted under any age, race, color, sex, national origin, religion, disability, or other discrimination law, including specifically claims under the Age Discrimination in Employment Act, in any lawsuit or before the Equal Employment Opportunity Commission or any other government agency, or under any other federal or state law, statute, executive order, regulation, ordinance, decision or rule of law.

     (c) Seller Releases. As a material inducement for Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili to enter into this Section 9 of this Agreement, Seller, effective as of the Closing Date, hereby releases, for itself and its successors and assigns, Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili of and from any and all claims, charges, complaints, demands, actions, promises, liabilities, obligations and causes of action whatsoever, whether at law or equity, whether known or unknown, fixed or contingent, and whether asserted or not, that Seller may have had, may now have or may hereafter acquire with respect to such persons' respective employment agreements, including any amendments thereto, with Seller or otherwise arising in connection with their employment with or separation from Seller; provided, however, for purposes of clarification, that this Section 9(c) shall not serve as a release of any claim, charge, complaint, demand, action, promise, liability, obligation or cause of action arising out of this Agreement or any other agreement entered into in connection with the proposed sale of the Business to Tulix pursuant to this Agreement, or arising out of any fraud, willful misconduct, or criminal act.

                                  SECTION 10.
                                     CLAIMS

     (a) Survival of Representations and Warranties. All of the representations and warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the date which is the eighteen month anniversary of the Closing Date.

     (b) Limitation on Claims by Purchaser. The principals of the Purchaser are also the officers of the Seller and members of the Seller's board of directors. The principals of the Purchaser are the parties responsible for the creation of all schedules to this Agreement. Notwithstanding any other provision of this Agreement, Purchaser agrees that it shall not be entitled to make any claim against Seller based on the alleged breach by Seller of any representation or warranty contained in this Agreement if such alleged breach relates to information or circumstances about which the officers or employees of Purchaser knew or should have known by virtue of the offices and positions they held at Seller prior to Closing.

     (c) Limitation on Claims. Neither party will be liable under this Agreement for any demands, claims, actions, or causes of action, assessments, losses, damages, liabilities, costs, or expenses, including reasonable fees and expenses of counsel, other expenses of investigation, handling, and litigation, and settlement amounts, together with interest and penalties (collectively, a "Loss" or "Losses"), resulting from the breach of any representation or warranty of such party contained in this Agreement or in any other agreement or instrument executed and delivered by such party in connection with this Agreement, until the aggregate amount of all such Losses exceeds $25,000 and, in that event, the damaged party shall be entitled to recovery of all such Losses.

                                   SECTION 11.
                                  MISCELLANEOUS

     (a) Acknowledgement regarding Legal Counsel. Purchaser acknowledges and agrees that Sutherland Asbill & Brennan LLP ("SAB") is acting as counsel to Seller and is representing Seller in connection with this Agreement and the transactions contemplated hereby and that SAB is not representing, and has not represented, Purchaser in any respect, including any representation in connection with this Agreement and the transactions contemplated hereby. Purchaser further acknowledges and agrees that it has been advised to seek its own independent legal counsel in connection with this Agreement and the transactions contemplated hereby.

     (b) Sales, Transfer and Documentary Taxes, etc. All sales and use taxes relating to the sale and transfer of the Assets pursuant to this Agreement shall be paid by Purchaser. Purchaser also shall pay all other federal, state and local documentary and other transfer taxes, if any, due as a result of the purchase, sale or transfer of the Assets in accordance herewith whether imposed by applicable Laws on Seller or Purchaser, and Purchaser shall indemnify, reimburse and hold harmless Seller in respect of the liability for payment of or failure to pay any such taxes or the filing of or failure to file any reports required in connection therewith.

     (c) Entire Agreement; Assignment. This Agreement, which includes the Schedules and the other documents, agreements, certificates and instruments executed and delivered pursuant to or in connection with this Agreement, sets forth the entire understanding and agreement of the parties hereto with respect to the transactions contemplated hereby. Any and all prior or contemporaneous negotiations, agreements, representations, warranties and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded in their entirety by this Agreement and shall not create any liability on the part of either party hereto in favor of the other party, except as otherwise expressly set forth in this Agreement. This Agreement shall not be assigned, amended or modified except by written instrument duly executed by each of the parties hereto; provided, however, that Purchaser may assign its rights and obligations under this Agreement to a wholly owned subsidiary or to a purchaser of all or substantially all of Purchaser's assets, whether by sale of assets, sale of stock, merger or otherwise.

     (d) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     (e) Termination. This Agreement may be terminated at any time prior to Closing only upon the written agreement of both parties.

     (f) Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

          If to Purchaser:

               Tulix Systems, Inc.
               3495 Piedmont Road
               Suite 110
               Atlanta, GA 30305
               (404) 237-4646
               (404) 233-1977 (facsimile)
               Attn:    Timothy R. Robinson

          If to Seller:

               HomeCom Communications, Inc.
               3495 Piedmont Road, Suite 110
               Atlanta, GA 30305
               Attn:  President
               (404) 237-4646
               (404) 233-1977 (facsimile)

          With a copy, which shall not constitute notice, to:

               Sutherland Asbill & Brennan LLP
               2300 First Union Plaza
               999 Peachtree Street, N.E.
               Atlanta, GA  30309-3996
               Attn:  Wade H. Stribling, Esq.

               (404) 853-8000
               (404) 853-8806 (facsimile)

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed, sent via air courier, or mailed, as the case may be.

     (g) Delaware Law to Govern. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of law principles.

     (h) No Benefit to Others. The representations, warranties, covenants and agreements contained in this Agreement are for the sole benefit of the parties hereto and their respective successors and assigns, and nothing contained in this Agreement or the other Purchase Agreements shall be construed as conferring any rights on any other persons.

     (i) Headings; Gender; Certain Definitions. All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine, or neuter, as the context requires. Any reference to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization or any other entity. The "knowledge" of a person shall include the current actual awareness of such person, such person's officers charged with the responsibility for the matters qualified by the use of the term "knowledge" and such matters as would be revealed by a review of such person's records.

     (j) Schedules. All Schedules referred to herein are incorporated herein by reference and are intended to be and hereby are specifically made a part of this Agreement.

     (k) Severability. The invalidity or unenforceability of any provision of this Agreement shall not invalidate or render unenforceable any other provision of this Agreement.

     (l) Counterparts. This Agreement may be executed in any number of counterparts and either party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     (m) Drafting of Agreement. Each party has participated in the negotiation and preparation of this Agreement; therefore, this Agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing the Agreement to be drafted.

     (n) Time of the Essence. Time is of the essence of this Agreement.

     (o) Actions and Proceedings. Each party to this Agreement consents to the exclusive jurisdiction and venue of the state courts of the State of Delaware and the United States District Court for any District of Delaware in any action or judicial proceeding arising out of or relating to this Agreement ("Proceeding"). Each party consents and submits to the exclusive personal jurisdiction of any court in the State of Delaware in respect of any such Proceeding. Each party consents to service of process upon it with respect to any such Proceeding by registered mail, return receipt requested, and by any other means permitted by applicable Laws. Each party waives any objection that it may now or hereafter have to the laying of venue of any such Proceeding in any court in the State of Delaware and any claim that it may now or hereafter have that any such Proceeding in any court in the State of Delaware has been brought in an inconvenient forum. Each party waives its right to a trial by jury in any such Proceeding.

     (p) Execution by Facsimile. Either party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to the other party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.



                         (Signatures on following pages)

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first written above:


                                          PURCHASER:

                                          TULIX SYSTEMS, INC.



                                          By: /s/ Gia Bokuchava
                                          --------------------------------------
                                          Name: Gia "George" Bokuchava
                                          Title: CEO


                                          SELLER:

                                          HOMECOM COMMUNICATIONS, INC.



                                          By: /s/ Michael Sheppard
                                          --------------------------------------
                                          Name: Michael Sheppard
                                          --------------------------------------
                                          Title: Vice President
                                          --------------------------------------



                                          FOR PURPOSES OF SECTION 9(b) ONLY:


                                          /s/ Gia Bokuchava
                                          --------------------------------------
                                          Gia Bokuchava

                                          /s/ Nino Doijashvili
                                          --------------------------------------
                                          Nino Doijashvili

                                          /s/ Timothy R. Robinson
                                          --------------------------------------
                                          Timothy R. Robinson

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                 SCHEDULE 1 (a)
                              Intellectual Property

All right, title and interest in the "Post on the Fly", "Intelligent Advisor", "Harvey", Time Warner Road Runner Personal Home Page Application, "Community", "On line Forum" and "Work Order System" software applications, including but not limited to the following to the extent related thereto: (a) all source code, specifications, technical documentation and similar information; (b) all trademarks, service marks, trade names, logos, and domain names, together with all goodwill associated therewith; all patents; all copyright and copyrightable works; all intellectual property registrations and applications and renewals therefore; and all other intellectual property rights of any kind or nature whatsoever; and (c) all records and marketing materials relating to the foregoing.

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                 SCHEDULE 1 (b)
                                    Contracts
                                 As of 12/31/02

    Client                 Description             Period        Expiration
--------------------------------------------------------------------------------
Bend Cable          Monthly Hosting Services       Monthly     01/31/04

Belle Chambre       Monthly Hosting Services       Monthly     Month to Month

Bituminous Fire     Monthly Hosting Services       Monthly     08/31/03

Landry's            Monthly Hosting Services       Monthly     Month to Month

Magellan Health     Monthly Hosting Services       Monthly     Month to Month

Merchants           Monthly Hosting Services       Monthly     Month to Month

NCB                 Monthly Hosting Services       Monthly     Month to Month

T.C. Fields         Monthly Hosting Services       Monthly     Month to Month

Road Runner         Monthly Hosting Services       Monthly     Expired 12/31/01

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                 SCHEDULE 1 (c)
                               Accounts Receivable
                                 As of 12/31/02

          Client                                                         Amount
--------------------------------------------------------------------------------
Road Runner                                                            70,000.00
                                                                       ---------
Total                                                                  70,000.00
                                                                       =========

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                 SCHEDULE 1 (d)
                                    Equipment


                   EQUIPMENT / MODEL #              SERIAL #
--------------------------------------------------------------------------------

            OFFICE EQUIPMENT

Toshiba 2530 CDS                                    49634310A
Dell Dimension                                      183BQ
Sony Multiscan w7000                                2000353
Dell Trinitron                                      7047788
Viewsonic                                           G810
ACI PIII P.C.                                       97001419
HP Deskjet 895CSE / C6410B                          SG9611W0R3
Brother Electronic Typewriter GX8250                B8D857536
Dell Trinitron Ultrascan 1000 / D1025tm             8471538
Dell Dimension T450                                 11LQR
Viewsonic G810                                      Q190775179
HP Laserjet 2100                                    USGX066422
ACI PIII P.C.                                       97200545
Viewsonic G810                                      QV01445958
Unisys Aquatam /DMS/6                               49609557
Dell Ultrascan 20TX / D2026t-HS                     2024784
Toshiba Tecra 730CDT / PA1228U                      10614039
HP Laserjet 4M Plus C2039A                          JPGK235556
ACI PIII P.C.                                       97001421
Viewsonic G810                                      QV01344797
Dell Monitor M780                                   5322DE22KJ59
HP Laserjet 3100 C3948A                             USBG021007
Gateway 2000 P5-120                                 4224926
Lexmark Optra T612
QMS Magic Color Printer / QMS-MCCX21                Q0225680
Gateway 2000 Vivitron 15 / CPD15F23                 8443375
HP Scanjet 4C / C2520B                              SG719230CV
Viewsonic G810                                      QV01445960
Gateway 2000 G6                                     6003513
ACI PIII P.C.                                       97200544
MAC                                                 XB0211BHHSF
Dell Monitor M780                                   3872E808
HP Officejet 520 / C3801A                           US75MA21M2
Gateway 2000 / CPD-GF200                            7025149
HP Pavilion 4455 / D7394A                           US91168277

Gateway 2000 Vivitron 15 / CPD15F23                 8632172
Gateway 2000 G6 -200                                6003511
Viewsonic G810                                      QV01445756
HP Deskjet 895CSE / C6410B                          SG91Q1V05G
ACI PIII P.C.                                       97200546
Macintosh Power PC 8500/120                         XB5490QL3FT
Dell Monitor M780                                   5322DA03BH
Gateway 2000 Crystal Scan / YE0711-01               MH54H4017645
Toshiba Satelite 2530CDS / PAS253U                  49629218A
Infocus / LP435Z                                    3EW91400111
Infocus Lite Pro 580                                2AB0601787
KDS Flat Screen Monitor KLT1513A                    1540SBB36004376
KDS Flat Screen Monitor KLT1711A                    1763BBB34006041
KDS Flat Screen Monitor KLT1711A                    1763BBB34006142
KDS Rad 5 Flat Screen                               5003944900267
KDS Rad 5 Flat Screen                               5003944900174
Dell Dimension CPU 4400                             8S4WG11
Dell Dimension CPU 4400                             5S4WG11
Nicon Collpix 5000                                  178-74515-1762
I-Book 700 Mhz Small Screen                         N/A



            NOC EQUIPMENT

Dell Power Vault 130T Robotic DLT                   UXCXM
Seagate External DDS3 Tape Drive / STD62400N        GT00MSM
Dell Power Edge 6350                                6J8I0
Raid Web 500 Gigs External Raid                     No Serial#
Dell Power Edge 6350 Dual Xeon 550mhz               6J8EZ
Dell Power Edge 6350 4Xeon 550mhz                   6L80I
Artecon 200 Gig External Raid                       24514570296
Artecon 200 Gig External Raid                       24514570320
Artecon 200 Gig External Raid                       24514570326
Artecon 200 Gig External Raid                       24515330067
ATL Power Store L200 DLT Auto Loader                No Serial#
TeleNet Server Pentium Pro 200                      TSS97060017
Dell Power Edge 2400 Dual Pentium3 550mhz           4JEDB
TeleNet Server Pentium2 333mhz                      TSS98040035
TeleNet Server Pentium2 300mhz                      TSS98040027
TeleNet Server Pentium2 266mhz                      TSS98050001
TeleNet Server Pentium2 266mhz                      TSS98030058
TeleNet Server Pentium2 400mhz                      TSS98030057
TeleNet Server Dual Pentium2 300mhz                 TSS98070082
TeleNet Server Pentium2 300mhz                      TSS98030005
3Com SuperStack2 Switch                             7WKR101215
Gateway 2000 Pentium Pro 200mhz                     7248477
Belkin OmniView                                     No Serial#
3Com SuperStack2 Switch                             SWKR096596

ADC Kentrox Data-Smart T3/E3 IDSU                   DDM1UZPBRA
Cisco 7200                                          72602314
Cisco 7200                                          72602346
Superstack II Dual Hub 500-0801                     72BV200F84F
Cisco Catalyst 1900                                 00902B49C540
Cisco 3524 Catalyst                                 000196348D00
Sun Ultra 5                                         FW01950150
Dell Pentium Dimension XPS Pro 200mhz               92CW1
Dell Pentium Dimension XPS P266                     FN77S
Cisco 3620 Frame Relay                              362088634
96 Port Patch Panel                                 No Serial#
Centercom 3024tr (Hub)                              PT3F7080E
Centercom 3024tr (Hub)                              F03N611BD
Prime 133mhz                                        No Serial#
Generic Pentium Pro 200mhz                          H1VHGD
Quantex Pentium 120mhz                              5001410090
Quantex Pentium 120mhz                              5001417346
Digital Link DL3100 Digital Service Multiplexer     3096030917
Digital Link T1 DSU/CSU
Gateway 2000 PentiumII 266mhz                       7252411
Power Mac 7100/80                                   FC5080UR44H
Gateway Pentium 100mhz                              5232643
ACI Pentium III 450mhz                              97001420
Belkin OmniView 6 Port                              No Serial#
Gateway Pentium Pro 200mhz                          4224929
Gateway Pentium 120mhz                              6425691
Unisys Pentium Pro 180mhz                           4907791
ACI Pentium 100mhz                                  No Serial#
Belkin OmniView 6 Port                              No Serial#
3Com SuperStack2 Switch                             7YDB025314
3Com SuperStack2 Switch                             7WKR101189
Mag Innovision                                      MI58HA022364
Belkin OmniView 6 Port                              No Serial#
Mag Innovision                                      MI58HB033662
ACI P.C.                                            97001422
Belkin Omniview Pro 8 Port                          No Serial#
Dell M780 Monitor                                   5322DA0727
Telnet Server                                       TSS98030051
Dell Poweredge 4300                                 01V8E
Dell Dimension XPS D266                             No Serial#
Dell VC5 Monitor                                    15001106
Sun Netra Ultra Spark Drive                         618F1905
Sun Ultra Enterprise 450                            024H2F8C
Mag Innovision / MagDX1795                          018C1358
Telenet Server                                      TSS98040034
Telenet Server                                      TSS98070014
DLT Tape Drive External                             2625
Sun                                                 012H26ED
CT                                                  US82321776
Gateway 2000 G6200                                  6986892

Gateway 2000 G6200                                  7248475
ACI PC                                              97200548
Gateway 2000 G6200                                  MI58HA022363
Belkin Omni View 6Port                              No Serial#
3Com SuperStack2 Switch                             7A8F000301
3Com SuperStack2 Switch                             7WKR106693
Power PC                                            FC6012TV3FV
Telenet Server                                      TSS98030059
Telenet Server                                      TSS98030060
Telenet Server                                      TSS98070013
Gateway 2000 Vivitron / CPD-GF200                   7050359
Belkin Omniview 6 Port                              No Serial#
Sun Ultra 1 Creator                                 607F04E1
Sun Ultra 1 Creator                                 651F0EEE
Sun Enterprise 220R                                 012H3098
Sparc Station 10                                    251F5398
Power PC                                            XB5310L03FT
Arena II Disk Array                                 10180
3Com Baseline Switch                                0200/7A8F004256
Monarch MCS Server w/ AMD Athlon                    15370
Dell PowerEdge 4600                                 3VK4M11
APC Smartcell XR                                    EP9707162693
APC Smartcell XR                                    EP9707162695
RR Hard Drive Case
RR Hard Drive Case
Automated tape Backup


            PHONE SYSTEM

Samsung DCS 50si Package w/ 6 Loop
 Misc. 1 for CID, 8 Station inter (6X16) system)

SVMi-4 4 Port Voicemail Card
2 - single line ports
1 - 28 button Display Speaker Phones                Falcon 28D
10 - 18 Button Display Speaker Phones               Falcon 18D


            UPS / BACK-UP POWER

Honda Generator (3KW)
Honda Generator (3KW)

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                   SCHEDULE 2
                               Assumed Liabilities



Schedule 2 will be completed on the Closing Date and will identify all liabilities that exist on the Closing Date that will be transferred to Purchaser, including any and all liabilities related to accounts payable incurred in the ordinary course of business, including past due amounts.

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 3(b)
    Payments that Cause an Adjustment to the Guaranteed Closing Date Cash/AR



Payment Matter

1.       AT&T
2.       Applied Theory
3.       Bell South
4.       City of Atlanta
5.       Deutsche (RSW)
6.       Faulkner & Gray
7.       FedEx
8.       Sherb & Company
9.       Genesys Conferencing
10.      Globix
11.      Hinkley Springs
12.      ICSA
13.      JPTurner
14.      Property Georgia(Lease Liability Building 14)/Dietrich Evans et al.
15.      Newmark & Co. (Lease Liability NY)
16.      Millenia Internet
17.      Newcourt
18.      Nextlink
19.      Oracle
20.      Professional Exchange
21.      Sutherland Asbill & Brennan
22.      Set Focus
23.      Social Security Administration (FUTA penalty)
24.      Standard & Poor's
25.      Tokai (Ricoh)
26.      TriState Office Products
27.      World Investor Link
28.      Mitchell Financial Printing
29.      Michael Sheppard

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 5(d)
                          Required Government Consents

                                      None

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 5(e)
                           Required Contract Consents


     The following contracts would need prior written consent to be transferred to Purchaser (per Standard Terms and Conditions Paragraph 6. of their service agreements with HOMECOM):

Bend cable Communications
Belle Chambre
Bituminous Insurance

The following suppliers would need to be transferred to Purchaser; Automatic Systems
BSDI/Windriver
Coca Cola
Data Power Systems
Docu-Team
Genuity/Level III Communications
Oracle
Piedmont Ivy
Pitney Bowes
Skytel

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 5(g)
                             Purchaser Capital Stock



Timothy R. Robinson, Gia Bokuchava and Nino Doijashvili own 100% of the outstanding shares of common stock of Purchaser.

                                 TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 5(h)
                                   Litigation

Seller Litigation:
------------------

     No Litigation is pending, or, to Purchaser's best knowledge, threatened against Seller or its subsidiaries or any of its present of former directors, officers, or employees, affecting, involving, or relating to any of the Assets or the Business except as listed below.

     On or about February 8, 2002, Seller received a complaint filed by Properties Georgia OBJLW One Corporation in the State Court of Fulton County, Georgia on December 6, 2001, alleging that Seller defaulted on its lease in Building 14 at 3495 Piedmont Road, Atlanta, Georgia 30305. The complaint sought damages in the amount of $141,752 plus interest of $23,827, plus attorneys' fees and court costs. On December 18, 2002 Seller reached an out of court settlement with Georgia OBJLW One Corporation in the amount of $135,000, consisting of one payment of $30,000 paid at that time, followed by seven monthly payments of $15,000 to be made from February through August, 2003.

     On or about January 14, 2002, Creditors Adjustment Bureau, Inc., a California corporation and the assignee of the claims of Siemens ICN, filed a complaint against Seller alleging, among other things, that Seller breached its contract with Siemens. The complaint sought damages of $18,058.08 plus interest at a rate of 18% from January 26, 2001, plus expenses and attorneys' fees. The complaint was filed in the Superior Court of California, County of Santa Clara, California. On April 26, 2002, after retaining counsel and as a result of the Company's response, the complaint was dismissed.


Purchaser Litigation:
---------------------

     None

                                  TULIX/HOMECOM
                            ASSET PURCHASE AGREEMENT

                                  SCHEDULE 8(a)
                          Allocation of Purchase Price



To be determined by the Purchaser at its reasonable discretion, if applicable.

                                    EXHIBIT 1
                                    ---------

                         Form of Shareholder's Agreement

                               TULIX SYSTEMS, INC.

                              SHAREHOLDER AGREEMENT


     This Shareholder Agreement (the "Agreement") is made as of _______________, 2003 by and among Tulix Systems, Inc., a Georgia corporation (the "Company"), HomeCom Communications, Inc., a Delaware corporation ("HomeCom"), and the holders of the Company's Common Stock, $.01 par value (the "Common Stock"), listed on Schedule 1 attached hereto (the "Founding Shareholders").

                                    RECITALS
                                    --------

     A. HomeCom and the Company are parties to that certain Asset Purchase Agreement, dated as of ___________, 2003 (the "Asset Purchase Agreement"), pursuant to which HomeCom has sold to the Company, and the Company has purchased from HomeCom, substantially all of the assets used in the operation of HomeCom's hosting and website maintenance business in exchange for consideration that includes, among other things, fifteen percent (15%) of the outstanding shares of Common Stock.

     NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as follows:

     1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "HomeCom Holder" shall mean HomeCom and those direct and indirect transferees, assignees and successors of HomeCom that own shares of Common Stock of record at the relevant time. The transferees, assignees and successors of HomeCom that shall be considered "HomeCom Holders" for purposes of this Agreement shall be limited to the first five (5) direct or indirect transferees, assignees and successors of HomeCom.

          (b) "Initial Public Offering" shall mean the closing of the sale of the Company's Common Stock in a firm commitment, underwritten public offering registered under the Securities Act of 1933, as amended, (other than a registration relating solely to a transaction under Rule 145 under such Act or any successor thereto) or to an employee benefit plan of the Company.

          (c) "Securities" shall mean and include all shares of capital stock of the Company, any shares of capital stock of the Company or another entity that may be issued in exchange for or in respect of shares of capital stock of the Company (whether pursuant to stock split, stock dividend, combination, reclassification, reorganization, or any other means), and any right or instrument that contains any feature, conditional or otherwise, whereby any shares of such capital stock of the Company may be obtained.

          (d) "Shareholders" shall mean the HomeCom Holders and the Founding Shareholders.

          (e) "Shareholder's Pro Rata Percentage" shall mean, at any time, that percentage calculated by dividing the number of shares of Common Stock held by a Shareholder by the aggregate number of shares of Common Stock held by all Shareholders at such time.

          (f) "Shares" shall mean and include all Securities now owned or hereafter acquired by the Shareholders.

     2. Right of First Offer.

          (a) General. Subject to the terms and conditions specified in this
Section 2, the Company hereby grants to the Shareholders a right of first offer with respect to future sales by the Company of its Securities ("Later Securities"). A Shareholder who chooses to exercise the right of first offer may designate as purchasers under such right itself or its affiliates in such proportions as it deems appropriate.

          (b) Mechanics. Each time the Company proposes to offer any Later Securities, the Company shall first make an offering of such Later Securities to the Shareholders in accordance with the following provisions:

               (i) The Company shall give written notice ("Offer Notice") to each Shareholder stating (A) its bona fide intention to offer such Later Securities, (B) the number of such Later Securities to be offered, (C) the price and terms, if any, upon which it proposes to offer such Later Securities, and
(D) such Shareholder's respective Shareholder's Pro Rata Percentage.

               (ii) Within twenty (20) calendar days after receipt of the Offer Notice, each Shareholder may elect, by written notice to the Company (the "Reply Notice"), to purchase or obtain, at the price and on the terms specified in the Offer Notice, up to that number of such Later Securities determined by multiplying such Shareholder's Pro Rata Percentage by the total number of Later Securities specified in the Offer Notice. The Company shall sell to each Shareholder the number of Later Securities specified in each Shareholder's Reply Notice promptly following receipt of such Reply Notice.

               (iii) In the event that some Shareholders do not elect to fully subscribe for any Later Securities during the period specified in Section 2(b)(ii) above, the Company shall deliver, promptly upon the expiration of the period specified in Section 2(b)(ii) above, a notice (the "Second Offer Notice") to the Shareholders who have elected to purchase Later Securities in accordance with the provisions of Section 2(b)(ii) (the "Subscribing Shareholders"), which Second Offer Notice shall state (A) the number of unsubscribed Later Securities and (B) the number of such unsubscribed Later Securities that each Subscribing Shareholder is entitled to purchase, which number shall be calculated for each Subscribing Shareholder by multiplying the number of unsubscribed Later

Securities by a fraction, the numerator of which is the number of Later Securities for which such Subscribing Shareholder subscribed pursuant to Section 2(b)(ii) above and the denominator of which is the total number of Later Securities for which all Subscribing Shareholders subscribed pursuant to Section 2(b)(ii) above. Within ten (10) calendar days after receipt of the Second Offer Notice, each Subscribing Shareholder shall give written notice to the Company specifying the number of unsubscribed Later Securities that such Subscribing Shareholder elects to purchase, and the Company shall sell such number of Later Securities to such Subscribing Shareholder promptly after receipt of such notice.

          (c) The Company may, during the ninety (90) calendar day period following the expiration of both of the periods referenced in subsections 2(b)(ii) and 2(b)(iii) hereof, offer the remaining unsubscribed portion of the Later Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the Later Securities within such period, or if such agreement is not consummated within ninety (90) calendar days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Later Securities shall not be offered unless first reoffered to the Shareholders in accordance herewith.

          (d) The right of first offer granted pursuant to this Section 2 shall not apply to the issuance of any Exempt Securities, as that term is defined in
Section 4(b) below.

     3. Right of Co-Sale.

          (a) The Shareholders shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of their Shares except to the other Shareholders, to the Company or as expressly provided in this Agreement.

          (b) Notwithstanding the foregoing paragraph (a), each Shareholder may transfer all or any of its Shares on one or more occasions (i) by way of gift to any member(s) of his family or to any trust or custodianship for the benefit of any such family member(s) or the Shareholder, provided that any such transferee shall agree in writing with the Company and the Shareholders, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder (unless such transferee is a transferee of HomeCom not entitled to rights as a HomeCom Holder pursuant to
Section 1(a)), (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were a Shareholder (unless such transferee is a transferee of HomeCom not entitled to rights as a HomeCom Holder pursuant to Section 1(a)), or (iii) by pledge of the Shares to any lender or creditor, provided that the restrictions set forth in Section 3 hereof shall apply in connection with any sale of such Shares upon foreclosure or acceptance of such Shares in lieu of foreclosure, or (iv) if the transferring Shareholder is a HomeCom Holder, by transfer of any or all of such HomeCom Holder's Shares on one or more occasions to a person that is, or upon completion of such transfer will be, a HomeCom Holder, provided that each HomeCom Holder shall be bound by all the provisions of this Agreement. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant (natural or adopted), brother or sister, or their spouses.

          (c) If at any time a Shareholder (a "Selling Shareholder") desires to sell all or any part of the Shares owned by him (the "Selling Shareholder Shares") to any person or entity other than one or more of the other Shareholders (the "Purchaser") and other than pursuant to Section 3(b) above (an "Offer"), such Selling Shareholder shall give written notice of such proposed sale or transfer to all of the Shareholders (the "Co-Sale Notice"), which Co-Sale Notice shall identify the Purchaser and specify the number of Selling Shareholder Shares, the price and the payment terms of the proposed sale. Each of the other Shareholders shall have the right to sell to the Purchaser, as a condition to such sale by the Selling Shareholder, at the same price per share and on the same terms and conditions as involved in such sale by the Selling Shareholder, a number of Shares calculated by multiplying (i) the total number of Selling Shareholder Shares by (ii) such Shareholder's respective Shareholder's Pro Rata Percentage.

          (d) Each Shareholder wishing to so participate in any sale under this
Section 3 (a "Participating Shareholder") shall notify the Selling Shareholder in writing of such intention as soon as practicable after such Shareholder's receipt of the Co-Sale Notice delivered pursuant to Section 3(c), and in any event within twenty (20) calendar days after the date of receipt of such Co-Sale Notice from the Selling Shareholder, with such Participating Shareholder's notice to specify the number of Shares to be sold by the Participating Shareholder.

          (e) In the event that some Shareholders do not elect to fully participate in the Offer during the period specified in Section 3(d) above, the Selling Shareholder shall deliver a notice (the "Second Co-Sale Notice") to the Participating Shareholders, which Second Co-Sale Notice shall state (A) the aggregate number of Shares that the Shareholders were eligible to sell pursuant to Section 3(c) but did not elect to sell (the "Unsold Shares") and (B) the number of Unsold Shares that each Participating Holder is entitled to sell to Purchaser, which number shall be calculated by multiplying the number of Unsold Shares by a fraction, the numerator of which is the number of Shares that each Participating Shareholder elected to sell to Purchaser pursuant to Section 3(d) above and the denominator of which is the aggregate number of Shares that all Participating Shareholders elected to sell to Purchaser pursuant to Section 3(d) above. Within ten (10) calendar days after receipt of the Second Co-Sale Notice, each Participating Shareholder shall give written notice to the Company specifying the number of Unsold Shares that such Participating Shareholder elects to sell to Purchaser.

          (f) Following the expiration of both of the periods referred to in
Section 3(d) and Section 3(e), or at such earlier time as the Selling Shareholder, the Participating Shareholders and the Purchaser may agree upon, the Selling Shareholder and each Participating Shareholder shall sell to the Purchaser all or, at the option of the Purchaser, any part of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the Selling Shareholder under Section 3 above; provided, however, that any purchase of less than all of such Shares by the Purchaser shall be made from the Selling Shareholder and each Participating Shareholder pro rata based upon the relative amount of the Shares that the Selling Shareholder and each Participating Shareholder had decided to sell after complying with Section 3(c),
Section 3(d) and Section 3(e).

          (g) Any Shares sold by a Shareholder to a Purchaser pursuant to this
Section 3, other than Shares transferred pursuant to Section 3(b), shall no longer be subject to the restrictions imposed by this Agreement and shall no longer be entitled to the benefits conferred by this Agreement.

     4. Anti-Dilution Protection.

          (a) In the event that the Company shall, at any time or from time to time after the date hereof, sell or issue any Securities (any sale or issuance of Securities other than pursuant to clauses (i) or (ii) below being referred to herein as a "Subsequent Issuance") other than issuances (i) of Exempt Securities as defined in subsection (b) immediately below, or (ii) to Shareholders pursuant to rights of first offer granted pursuant to Section 2 hereof, unless, in such instance, the only Securities being issued pursuant to Section 2 are being issued to Founding Shareholders, in which case the issuance of such Securities shall be considered a Subsequent Issuance, then, upon each Subsequent Issuance, the Company shall issue to the HomeCom Holders additional shares of Common Stock such that the aggregate ownership interest of the HomeCom Holders shall remain at fifteen percent (15.0%) of the outstanding shares of Common Stock, on a fully-diluted basis. In such instances, the Company will issue to each HomeCom Holder a number of shares of Common Stock calculated by multiplying the total number of shares to be issued by the Company to all the HomeCom Holders by a fraction, the numerator of which is the number of Shares held by such HomeCom Holder and the denominator of which is the number of Shares held by all HomeCom Holders at such time. For purposes of this Agreement, the term "fully-diluted" shall mean the number of shares of Common Stock outstanding plus the number of shares of Common Stock then issuable upon conversion or exercise of all outstanding Securities.

          (b) Exempt Securities. The following issuances of Securities ("Exempt Securities") shall not be a considered Subsequent Issuances for purposes of
Section 4(a) above or issuances of Later Securities for purposes of Section 2 above: (i) the issuance or sale of Securities (and options, warrants or other rights therefor) to employees, consultants, advisors and directors, pursuant to plans or agreements approved by the board of directors for the primary purpose of soliciting or retaining their services or compensating them for their services; (ii) the issuance of Securities (and options, warrants or other rights therefor) to customers, business partners, financial institutions or lessors in connection with bona fide commercial credit arrangements, equipment financings, or similar transactions for primarily other than equity financing purposes, provided, however, that the aggregate amount of Exempted Securities issuable pursuant to the exemptions provided by subsections (i) and (ii) above shall not exceed the number of shares equal to eight percent (8%) of the number of shares of Common Stock that are outstanding on the date hereof; (iii) the issuance or sale of Securities pursuant to the consummation of an Initial Public Offering;
(iv) the issuance of Securities in connection with a bona fide business acquisition by the Company of another business entity or technologies or pursuant to a strategic partnership or other business transaction, combination or relationship; (v) the issuance of securities in connection with a negotiated "equity financing" in which the Company agrees to sell Securities to an equity investor or a group of equity investors for cash consideration, provided, however, that this exclusion shall not apply if a majority of Securities to be purchased by the group of equity investors would be purchased by Founding Shareholders; or, (vi) the issuance of Securities in connection with any stock split, stock dividend, recapitalization, or similar transaction by the Company.

     5. Financial Information and Inspection Rights. For so long as HomeCom Holders continue to own at least twenty-five percent (25%) of the shares of Common Stock issued to the HomeCom Holders on the date hereof, the Company shall permit the HomeCom Holders, at the HomeCom Holders' expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the HomeCom Holders; provided, however, that the Company shall not be obligated pursuant to this
Section 5 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information and provided, further, that the HomeCom Holders shall not be entitled to exercise the inspection rights granted pursuant to this Section 5 more than two times per year. In addition, the Company shall provide to the HomeCom Holders, upon the written request of any HomeCom Holder, with copies of the Company's unaudited financial statements, including a balance sheet, an income statement, and a statement of cash flows (the "Financial Statements"); provided, however, that the Company shall be obligated to provide the Financial Statements to the HomeCom Holders not more than two times per year.

     6. Term. This Agreement shall terminate (a) upon the mutual agreement of the HomeCom Holders and the Founding Shareholders or (b) the fifth anniversary of the date of this Agreement, whichever occurs first.

     7. Specific Enforcement. The parties expressly agree that the HomeCom Holders will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by the Company or any Shareholder, the HomeCom Holders shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     8. Legend. Each certificate evidencing the Shares of the Shareholders shall bear a legend substantially as follows:

     "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of except in accordance with and subject to all the terms and conditions of a certain Shareholder Agreement dated as of __________, 2003, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     9. Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

                  If to the Company:

                  Tulix Systems, Inc.
                  3495 Piedmont Road
                  Suite 110
                  Atlanta, GA 30305
                  (404) 237-4646
                  (404) 233-1977 (facsimile)
                  Attn:    Timothy R. Robinson

                  If to HomeCom:

                  HomeCom Communications, Inc.
                  3495 Piedmont Road, Suite 110
                  Atlanta, GA 30305
                  Attn:  President
                  (404) 237-4646
                  (404) 233-1977 (facsimile)

          With a copy, which shall not constitute notice, to:

                  Sutherland Asbill & Brennan LLP
                  First Union Plaza, Suite 2300
                  999 Peachtree Street, N.E.
                  Atlanta, GA  30309-3996
                  Attn:  Wade H. Stribling, Esq.

                  (404) 853-8000
                  (404) 853-8806 (facsimile)

or to such other address as the addressee may have specified on the signature pages hereto or in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed, sent via air courier, or mailed, as the case may be.

     10. Entire Agreement and Amendments. This Agreement and the Asset Purchase Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; provided, however, that HomeCom Holders owning more than 50% of the shares then owned by all HomeCom Holders may effect any such waiver, modification, amendment or termination on behalf of all of the HomeCom Holders.

     11. Governing Law; Successors and Assigns. This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Except as otherwise provided herein, the obligations of the Shareholders hereunder shall be binding upon their heirs, personal representatives, executors, administrators, successors and assigns. This Agreement shall inure to the benefit of and be binding upon the HomeCom Holders, and any transferee thereof who is identified to the Company as a partner, shareholder or affiliate of a HomeCom Holder. Each of the parties consents to the exclusive jurisdiction of the federal or state courts in the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereto waives its right to trial by jury in any such proceeding.

     12. Waivers. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     14. Captions. Captions are for convenience only and are not deemed to be part of this Agreement.

     15. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.







         [The remainder of this page has been left blank intentionally.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

TULIX SYSTEMS, INC., a Georgia corporation


By:
------------------------------------------------
Gia Bokuchava, President and
Chief Executive Officer


HOMECOM COMMUNICATIONS, INC., a Delaware corporation


By:
------------------------------------------------
Name:
------------------------------------------------
Title:
------------------------------------------------


FOUNDING SHAREHOLDERS:


------------------------------------------------
Gia Bokuchava

Address:
------------------------------------------------

------------------------------------------------

------------------------------------------------


------------------------------------------------
Nino Doijashvili

Address:
------------------------------------------------

------------------------------------------------

------------------------------------------------


------------------------------------------------
Timothy R. Robinson

Address:
------------------------------------------------

------------------------------------------------

------------------------------------------------

                                   Schedule I

                              Founding Shareholders

Gia Bokuchava
Nino Doijashvili
Timothy R. Robinson

                                    EXHIBIT 2
                                    ---------

                         Form of Secured Promissory Note

                             SECURED PROMISSORY NOTE
                             -----------------------


[$70,000.00]                                                    __________, 2003

     FOR VALUE RECEIVED, the undersigned, Tulix Systems, Inc., a Georgia corporation ("Maker"), promises to pay to the order of HomeCom Communications, Inc., a Delaware corporation ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at ____________________________, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of [SEVENTY THOUSAND AND NO/100THS DOLLARS ($70,000.00)].

     The principal amount hereof shall be due and payable on ________ ____, 2004 (the "Maturity Date"). [Insert date that is one year after the Closing Date]

     Interest on the outstanding unpaid principal amount hereof shall accrue at the rate of seven percent (7.0%) per annum (computed on the basis of a 360-day year), beginning on the date hereof, and shall be due and payable on the Maturity Date.

     The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without premium or penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.

     Time is of the essence of this Note. This Note is secured pursuant to the terms of that certain Security Agreement, of even date herewith, between Maker and Payee, as amended, supplemented or restated from time to time (the "Security Agreement"). It is hereby expressly agreed that in the event that any Event of Default shall occur under and as defined in the Security Agreement, which Event of Default is not cured following the giving of any applicable notice and within any applicable cure period set forth in the Security Agreement, then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Security Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any Event of Default as set forth herein and during any period that Maker shall have failed to make payment of any principal or interest due hereunder, at the option of Holder and without notice to Maker, all accrued and unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate"), regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All such interest shall be paid at the time of and as a condition precedent to the curing of any such Event of Default.

     In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any endorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all reasonable attorneys' fees and all court costs.

     Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of an Event of Default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable law. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

     The indebtedness and other obligations evidenced by this Note are further evidenced by (i) that certain Asset Purchase Agreement, dated as of March ___, 2003, by and between Maker and Payee, (ii) the Security Agreement and (iii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee, as more specifically described in the Security Agreement.

     All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

     This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Delaware, except to the extent that federal law may be applicable to the determination of the Maximum Rate. Whenever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note.

     Maker hereby irrevocably consents to the jurisdiction of the United States District Court and of all state courts sitting in New Castle County, Delaware, for the purpose of any litigation to which Holder may be a party and which concerns this Note or the indebtedness evidenced hereby. It is further agreed that venue for any such action shall lie exclusively with courts sitting in New Castle County, Delaware, unless Holder agrees to the contrary in writing.

     HOLDER AND MAKER HEREBY KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COUNSEL WAIVE TRIAL BY JURY IN ANY ACTIONS, PROCEEDINGS, CLAIMS OR COUNTERCLAIMS, WHETHER IN CONTRACT OR TORT OR OTHERWISE, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT.

     As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

     IN WITNESS WHEREOF, Maker, on the day and year first above written, has caused this Note to be executed under seal.

                                            MAKER:

                                            TULIX SYSTEMS, INC.,
                                            a Georgia corporation

                                            By:
                                            ------------------------------------
                                            Title:
                                            ------------------------------------

                                            [CORPORATE SEAL]

                                    EXHIBIT 3
                                    ---------

                           Form of Security Agreement

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is dated as of _________ ___, 2003, between Tulix Systems, Inc., a Georgia corporation ("Debtor"), and HomeCom Communications, Inc., a Delaware corporation ("HomeCom").

SECTION 1. Definitions

     1.1 Certain Defined Terms. Terms defined in the APA (as defined below) and not otherwise defined herein shall have the respective meanings provided for in the APA. The following terms shall have the respective meanings provided for in the UCC (as defined below): "Accounts," "Chattel Paper," "Commercial Tort Claim," "Documents," "General Intangibles," "Goods," "Instruments," "Inventory," "Letter of Credit Rights," "Proceeds," and "Supporting Obligations." The following terms, as used herein, shall have the meanings set forth below:

     "APA" means that certain Asset Purchase Agreement, dated as of March ___, 2003, between Debtor and HomeCom, as the same may be amended from time to time, and any document required by the APA to be delivered by Debtor in connection with the APA or the closing of the transactions contemplated therein.

     "Business" means Seller's business of developing and hosting Internet applications, products and services to commercial customers, the assets of which business are being transferred to Debtor pursuant to the APA.

     "Event of Default" means (a) the Debtor fails to timely perform any of its duties or obligations as specified in this Agreement or the Note in accordance with their respective terms, (b) the breach of any representation or warranty made by Debtor in this Agreement or the Note, (c) the breach of or failure to perform or observe any covenant or agreement contained in this Agreement or the Note, (d) the existence of any default under this Agreement or the Note, (e) the Debtor shall generally not pay its debts as such debts become due, or admit in writing its inability to pay its debts generally, or make a general assignment for the benefit of creditors, (f) any proceeding is instituted by or against the Debtor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debt under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking the entry of an order for relief or for any substantial part of its property, or (g) the Debtor is liquidated or dissolved.

     "Note" means one or more Secured Promissory Note(s), in the aggregated principal amount of [$70,000], dated on or after the date hereof, by Debtor in favor of HomeCom, referencing this Agreement, and all amendments and supplements thereto, restatements thereof and renewals, extensions, restructurings and refinancings thereof.

     "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Security Interests" means the security interests granted pursuant to
Section 2, as well as all other security interests created or assigned as additional security for the Secured Obligations pursuant to the provisions of this Agreement.

     "Secured Party" means HomeCom and its successors and assigns.

     "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of Georgia and Delaware, provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral or the availability of any remedy hereunder is governed by the Uniform Commercial Code as in effect on or after the date hereof in any other jurisdiction, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection or availability of such remedy.

     1.2 Other Definition Provisions. Any of the terms defined in Subsection 1.1 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. All references to statutes and related regulations shall include (unless otherwise specifically provided herein) any amendments of same and any successor statutes and regulations. Capitalized terms used herein which are not specifically defined shall have the meaning given such terms in the Note (as defined below).

SECTION 2. Grant of Security Interests

     In order to secure the payment and performance of the Secured Obligations (as defined below) in accordance with the terms thereof, Debtor hereby grants to Secured Party a continuing security interest in and to all right, title and interest of Debtor in the following property, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

          (a) the intellectual property identified on Schedule 2(a) (the "Intellectual Property");

          (b) the contracts identified on Schedule 2(b) (the "Contracts"), including any Accounts, General Intangibles, Chattel Paper, Documents, Instruments, Commercial Tort Claims, Letter-of-Credit Rights, and Supporting Obligations ancillary to, arising in any way in connection with, or otherwise relating to any of the Contracts, and including all Inventory or other Goods (including retained or repossessed Inventory or Goods), if any, sold to customers pursuant to the Contracts, and all insurance contracts with respect thereto;

          (c) the accounts receivable identified on Schedule 2(c) (the "Accounts Receivable");

          (d) the equipment being used as of the date hereof to service and maintain the Contracts and operate the Business and, in addition, the equipment identified on Schedule 2(d) (the "Equipment");

          (e) any Documents, Instruments or other receipts covering, evidencing or representing any of the assets identified in subparts (a) through (d) above;

          (f) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the property described in subparts (a) - (e) above or are otherwise necessary or helpful in the collection thereof or realization thereon; and

          (g) Proceeds of all or any of the property described in subparts (a) -
(f) above.

SECTION 3. Security for Obligations

     This Agreement secures the payment and performance of the Note, and all renewals, extensions, amendments, restructurings and refinancings thereof (the "Secured Obligations").

SECTION 4. Debtor Remains Liable

     Anything herein to the contrary notwithstanding: (a) Debtor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed; (b) the exercise by Secured Party of any of the rights hereunder shall not release Debtor from any of its duties or obligations under the contracts and agreements included in the Collateral; and (c) Secured Party shall not have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

SECTION 5. Representations, Warranties and Covenants

     Debtor represents, warrants and covenants as follows:

     5.1 Corporate Existence and Authority. The Debtor is duly organized, validly existing and in good standing in the State of Georgia and in every other state in which the nature of its business in such state requires it to be so qualified. It is duly authorized to execute and deliver this Agreement. None of the provisions of this Agreement violate or are in conflict with any provisions of the Debtor's Articles of Incorporation, as amended, Bylaws, as amended, or any existing agreement, court order or consent decree to which the Debtor is a party or may be bound. The Debtor has taken all necessary action to authorize the granting of the security interest pursuant to this Agreement and the delivery of any instruments as may be required under this Agreement.

     5.2 Binding Obligation. This Agreement is the legally valid and binding obligation of Debtor, enforceable against Debtor in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws or equitable principles relating to or limiting creditor's rights generally.

     5.3 Payment of Indebtedness. The Debtor will pay or perform the Secured Obligations as and when they become due, payable and performable in accordance with the terms of such indebtedness and this Agreement.

     5.4 Place of Business. Except as permitted with the prior consent of the Secured Parties, the Collateral will be kept at 3495 Piedmont Road, Suite 110, Atlanta, Georgia 30305 (the "Premises"). The Debtor will not remove the Collateral from the Premises (other than the removal of such Collateral in the ordinary course of the Debtor's business) without the prior consent of the Secured Parties. The Debtor will immediately give written notice to Secured Party of any change in its chief executive office or principal place of business. Debtor does not do business under any corporate name, trade name or fictitious business name except for Debtor's corporate name on the date hereof. Debtor will notify Secured Party promptly in writing at least 30 days prior to
(a) any change in Debtor's name, identity, mailing address, jurisdiction of organization or corporate structure and (b) Debtor's commencing the use of any trade name, assumed name or fictitious name.

     5.5 No Liens or Financing Statements. The Debtor has, or will acquire, full and clear right, title and interest to the Collateral and will at all times keep the Collateral free from any adverse lien, security interest or encumbrance other than Permitted Liens. No financing statements covering all or any portion of the Collateral is on file in any public office, except with respect to Permitted Liens. For purposes of this Agreement, "Permitted Liens" shall mean those liens, encumbrances or security interests that are specified on Exhibit A.

     5.6 Perfection. This Agreement, together with the UCC filings referenced herein, create to secure the Secured Obligations a valid, perfected and first priority security interest in the Collateral and all filings and other actions necessary or desirable to perfect and protect such security interest have been duly taken.

     5.7 Restrictions. The Debtor will deliver or cause to be delivered such documents as the Secured Parties may reasonably request to secure the indebtedness, obligations and liabilities referred to in this Agreement including, without limitation, any continuation statements, a copy of the source code listing for the complete and current version of Debtor's program code for each of Debtor's software products included in the Collateral for the purpose of complying with U.S. Copyright Office deposit requirements in connection with registering (i) Debtor's claims of copyright ownership in and to each such software product with the U.S. Copyright Office and (ii) security interest in and to each software related product copyright rights and copyright registration related to the Collateral.

     5.8 No Transfer of Collateral. The Debtor will not sell or offer to sell or otherwise transfer all or any part of the Collateral (other than sales in the ordinary course of business) without the prior consent of the Secured Party.

     5.9 Books and Records; Inspection Rights. The Debtor will at all times maintain accurate and complete books and records with respect to the Collateral. A representative of Secured Party may inspect, audit and make copies of those books and records and any other data relating to the Collateral, at such reasonable times and places as such representative shall determine. In addition, a representative of Secured Party may inspect the Collateral at such times and places as such representative shall determine, and for that purpose may enter upon or into the Premises.

     5.10 Accurate Information. All information heretofore, herein or hereafter supplied to Secured Party by or on behalf of Debtor with respect to the Collateral is and will be accurate and complete in all material respects.

SECTION 6. Further Assurances

     6.1 Other Documents and Actions. Debtor will, from time to time, at Secured Party's expense, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby.

     6.2 Secured Party Authorized. Debtor hereby authorizes Secured Party at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that (a) indicate the Collateral, and (b) contain any other information required by part 5 of Article 9 of the UCC for the sufficiency or filing office acceptance of any financing statement or amendment, including whether Debtor is an organization, the type of organization and any organizational identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request. Debtor also ratifies its authorization for Secured Party to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

SECTION 7. Remedies

          (a) If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

          (b) Assembly of Collateral. Upon the occurrence of and during the continuance of an Event of Default, the Secured Party may require Debtor, at Debtor's expense, to promptly assemble all or part of the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party that is reasonably convenient to all parties. Upon the occurrence of and during the continuance of an Event of Default, the Secured Party may occupy any premises owned or leased by Debtor where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to Debtor in respect of such occupation.

          (c) Sale of Collateral. Upon the occurrence of an Event of Default, the Secured Party may sell all or part of the Collateral at public or private sale, at any of Debtor's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. Debtor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, Debtor hereby deems 20-days advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of Collateral pursuant to this Section regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (d) Contract Rights. Upon the occurrence of and during the continuance of an Event of Default, the Secured Party may exercise any rights and remedies of Debtor under or in connection with the instruments, chattel paper or contracts which represent the Contracts, the Accounts Receivable, the Intellectual Property or otherwise relate to the Collateral, including, without limitation, any rights of Debtor to demand or otherwise require payment of any amount under, or performance of any provisions of, the instruments, chattel paper or contracts which represent the Contracts, Accounts Receivable or the Intellectual Property.

          (e) Upon the occurrence of and during the continuance of an Event of Default, the Secured Party may, or may direct Debtor to, take any action the Secured Party deems necessary or advisable to enforce collection of the Accounts Receivable, including, without limitation, notifying the account debtors or obligors under any Accounts Receivable of the assignment of such Accounts Receivable to the Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of Debtor, the Secured Party may enforce collection of any such Accounts Receivable, and adjust, settle or compromise the amount or payment thereof in the same manner and to the same extent as Debtor might have done.

          (f) After receipt by Debtor of the notice referred to in subsection
(e) above, in accordance with the terms thereof and so long as an Event of Default has occurred and is continuing, all amounts and proceeds (including instruments) received by Debtor in respect of the Accounts Receivable shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of Debtor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary endorsement) to be held as Collateral. Debtor shall not adjust, settle or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon.

SECTION 8. Limitation on Duty of Secured Party with Respect to Collateral

     Beyond the safe custody thereof, Secured Party shall have no duty with respect to any Collateral in its possession or control (or in the possession or control of any Secured Party or bailee) or with respect to any income thereon or the preservation of rights against prior parties or any other rights pertaining thereto. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property. Secured Party shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by Secured Party in good faith.

SECTION 9. Application of Proceeds

     Upon the occurrence and during the continuation of an Event of Default, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied: first, to all fees, costs and expenses incurred by Secured Party with respect to the Note or with respect to the Collateral; and second, to the Secured Obligations. Secured Party shall pay over to Debtor any surplus and Debtor shall remain liable for any deficiency.

SECTION 10. Continuing Security Interest; Transfer of Interest

     This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the Secured Obligations have been paid in full (the "Termination Date"), provided, however, that the security interest in the Collateral created by this Agreement shall continue after the Termination Date with respect to any Secured Obligations that arose prior to the Termination Date, (b) be binding upon Debtor and its permitted successors and assigns and (c) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party and its respective successors, transferees and assigns. Upon any termination of the security interests granted hereby, all rights to the Collateral shall revert to Debtor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof and the Secured Party will, at Debtor's expense, execute and deliver to Debtor such documents as Debtor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

SECTION 11. Notices

     Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally or sent by facsimile, air courier, telegram or by registered or certified mail, postage prepaid, as follows:

                  If to Company:

                  Tulix Systems, Inc.
                  3495 Piedmont Road
                  Suite 110
                  Atlanta, GA 30305
                  (404) 237-4646
                  (404) 233-1977 (facsimile)
                  Attn:    Timothy R. Robinson

                  If to HomeCom

                  HomeCom Communications, Inc.
                  3495 Piedmont Road, Suite 110
                  Atlanta, GA 30305
                  Attn:  President
                  (404) 237-4646 (404) 233-1977 (facsimile)

          With a copy, which shall not constitute notice, to:

                  Sutherland Asbill & Brennan LLP
                  First Union Plaza, Suite 2300
                  999 Peachtree Street, N.E.
                  Atlanta, GA  30309-3996
                  Attn:  Wade H. Stribling, Esq.

                  (404) 853-8000 (404) 853-8806 (facsimile)

or to such other address as the addressee may have specified on the signature page hereto or in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication will be deemed to have been given as of the date so delivered, transmitted by facsimile, telegraphed, sent via air courier, or mailed, as the case may be.

SECTION 12. Waivers, Non-Exclusive Remedies, Severability

     No failure on the part of Secured Party to exercise, and no delay in exercising and no course of dealing with respect to, any power, right or privilege under the Note or this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by Secured Party of any such power, right or privilege under the Note or this Agreement preclude any other or further exercise thereof or the exercise of any other power, right or privilege. The rights in this Agreement and the Note are cumulative and are not exclusive of any other remedies provided by law.

     The invalidity, illegality or unenforceability of any provision in or obligation under this Agreement shall not affect or impair the validity, legality or enforceability of the remaining provisions or obligations under this Agreement.

SECTION 13. Successors and Assigns

     This Agreement is for the benefit of HomeCom and its successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the Secured Obligations so assigned, may be transferred with such Secured Obligations. This Agreement shall be binding on Debtor and its successors and assigns, provided that Debtor shall not assign this Agreement without Secured Party's prior written consent.

SECTION 14. Changes in Writing

     No amendment, modification, termination or waiver of any provision of this Agreement or consent to any departure by Debtor therefrom, shall in any event be effective without the written concurrence of Secured Party and Debtor.

SECTION 15. Applicable Law

     This Agreement shall be governed by the laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Except as otherwise provided, the obligations of the Shareholders hereunder shall be binding upon their heirs, personal representatives, executors, administrators, successors and assigns. This Agreement shall inure to the benefit of and be binding upon the HomeCom Holders, and any transferee thereof who is identified to the Company as a partner, shareholder or affiliate of a HomeCom Holder. Each of the parties consents to the exclusive jurisdiction of the federal or state courts in the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdiction. Each party hereto waives its right to trial by jury in any such proceeding.

SECTION 16. Expenses

     Debtor shall pay all costs, fees and expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining and shipping the Collateral, all costs, fees and expenses of enforcing the Security Interests, and any and all excise, property, sales and use taxes imposed by any federal, state, local or foreign authority on any of the Collateral, or with respect to periodic appraisals and inspections of the Collateral, or with respect to the sale or other disposition thereof. All sums so paid or incurred by Secured Party for any of the foregoing, any and all other sums for which Debtor may become liable hereunder and all fees, costs and expenses (including attorneys' fees, legal expenses and court costs) incurred by Secured Party in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement shall be payable on demand, shall constitute Secured Obligations, shall bear interest until paid at the highest rate provided in the Note and shall be secured by the Collateral.

SECTION 17. Counterparts

     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For the purposes of executing this Agreement, (a) a document signed and transmitted by facsimile or telecopier shall be treated as an original document; (b) the signature of any party on such document shall be considered as an original signature; (c) the document transmitted shall have the same effect as a counterpart thereof containing original signatures; and (d) at the request of Secured Party, Borrower, who executed this Agreement and transmitted the signature by facsimile or telecopier, shall provide such original signature to Secured Party. No party may raise as a defense to the enforcement of this Agreement that a facsimile or telecopier was used to transmit any signature of a party to the Note.

SECTION 18. Severability

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, in the event that any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     Witness the due execution hereof by the respective duly authorized officers of the undersigned as of the day first above written.


                                           DEBTOR:


                                           TULIX SYSTEMS, INC.



                                           By:
                                           -------------------------------------
                                           Name:
                                           -------------------------------------
                                           Title:
                                           -------------------------------------


                                           HOMECOM COMMUNICATIONS, INC.:



                                           By:
                                           -------------------------------------
                                           Name:
                                           -------------------------------------
                                           Title:
                                           -------------------------------------

                                  Schedule 2(a)

                              Intellectual Property


All right, title and interest in the "Post on the Fly", "Intelligent Advisor", "Harvey", Time Warner Road Runner Personal Home Page Application, "Community", "On line Forum" and "Work Order System" software applications, including but not limited to the following to the extent related thereto: (a) all source code, specifications, technical documentation and similar information; (b) all trademarks, service marks, trade names, logos, and domain names, together with all goodwill associated therewith; all patents; all copyright and copyrightable works; all intellectual property registrations and applications and renewals therefore; and all other intellectual property rights of any kind or nature whatsoever; and (c) all records and marketing materials relating to the foregoing.

                                  Schedule 2(b)

                                    Contracts


    Client                 Description               Period       Expiration
--------------------------------------------------------------------------------
Bend Cable           Monthly Hosting Services        Monthly    01/31/04

Belle Chambre        Monthly Hosting Services        Monthly    Month to Month

Bituminous Fire      Monthly Hosting Services        Monthly    08/31/03

Landry's             Monthly Hosting Services        Monthly    Month to Month

Magellan Health      Monthly Hosting Services        Monthly    Month to Month

Merchants            Monthly Hosting Services        Monthly    Month to Month

NCB                  Monthly Hosting Services        Monthly    Month to Month

T.C. Fields          Monthly Hosting Services        Monthly    Month to Month

Road Runner          Monthly Hosting Services        Monthly    Expired 12/31/01

                                  Schedule 2(c)

                               Accounts Receivable



                Client                                                 Amount
--------------------------------------------------------------------------------
Road Runner                                                           70,000.00
                                                                      ---------
Total                                                                 70,000.00
                                                                      =========

                                  Schedule 2(d)

                                    Equipment



               EQUIPMENT / MODEL #                                SERIAL #
--------------------------------------------------------------------------------

          OFFICE EQUIPMENT

Toshiba 2530 CDS                                                 49634310A
Dell Dimension                                                   183BQ
Sony Multiscan w7000                                             2000353
Dell Trinitron                                                   7047788
Viewsonic                                                        G810
ACI PIII P.C                                                     97001419
HP Deskjet 895CSE / C6410B                                       SG9611W0R3
Brother Electronic Typewriter GX8250                             B8D857536
Dell Trinitron Ultrascan 1000 / D1025tm                          8471538
Dell Dimension T450                                              11LQR
Viewsonic G810                                                   Q190775179
HP Laserjet 2100                                                 USGX066422
ACI PIII P.C                                                     97200545
Viewsonic G810                                                   QV01445958
Unisys Aquatam /DMS/6                                            49609557
Dell Ultrascan 20TX / D2026t-HS                                  2024784
Toshiba Tecra 730CDT / PA1228U                                   10614039
HP Laserjet 4M Plus C2039A                                       JPGK235556
ACI PIII P.C                                                     97001421
Viewsonic G810                                                   QV01344797
Dell Monitor M780                                                5322DE22KJ59
HP Laserjet 3100 C3948A                                          USBG021007
Gateway 2000 P5-120                                              4224926
Lexmark Optra T612
QMS Magic Color Printer / QMS-MCCX21                             Q0225680
Gateway 2000 Vivitron 15 / CPD15F23                              8443375
HP Scanjet 4C / C2520B                                           SG719230CV
Viewsonic G810                                                   QV01445960
Gateway 2000 G6                                                  6003513
ACI PIII P.C                                                     97200544
MAC                                                              XB0211BHHSF
Dell Monitor M780                                                3872E808
HP Officejet 520 / C3801A                                        US75MA21M2
Gateway 2000 / CPD-GF200                                         7025149
HP Pavilion 4455 / D7394A                                        US91168277
Gateway 2000 Vivitron 15 / CPD15F23                              8632172
Gateway 2000 G6 -200                                             6003511
Viewsonic G810                                                   QV01445756

HP Deskjet 895CSE / C6410B                                       SG91Q1V05G
ACI PIII P.C                                                     97200546
Macintosh Power PC 8500/120                                      XB5490QL3FT
Dell Monitor M780                                                5322DA03BH
Gateway 2000 Crystal Scan / YE0711-01                            MH54H4017645
Toshiba Satelite 2530CDS / PAS253U                               49629218A
Infocus / LP435Z                                                 3EW91400111
Infocus Lite Pro 580                                             2AB0601787
KDS Flat Screen Monitor KLT1513A                                 1540SBB36004376
KDS Flat Screen Monitor KLT1711A                                 1763BBB34006041
KDS Flat Screen Monitor KLT1711A                                 1763BBB34006142
KDS Rad 5 Flat Screen                                            5003944900267
KDS Rad 5 Flat Screen                                            5003944900174
Dell Dimension CPU 4400                                          8S4WG11
Dell Dimension CPU 4400                                          5S4WG11
Nicon Collpix 5000                                               178-74515-1762
I-Book 700 Mhz Small Screen                                      N/A


          NOC EQUIPMENT

Dell Power Vault 130T Robotic DLT                                UXCXM
Seagate External DDS3 Tape Drive / STD62400N                     GT00MSM
Dell Power Edge 6350                                             6J8I0
Raid Web 500 Gigs External Raid                                  No Serial#
Dell Power Edge 6350 Dual Xeon 550mhz                            6J8EZ
Dell Power Edge 6350 4Xeon 550mhz                                6L80I
Artecon 200 Gig External Raid                                    24514570296
Artecon 200 Gig External Raid                                    24514570320
Artecon 200 Gig External Raid                                    24514570326
Artecon 200 Gig External Raid                                    24515330067
ATL Power Store L200 DLT Auto Loader                             No Serial#
TeleNet Server Pentium Pro 200                                   TSS97060017
Dell Power Edge 2400 Dual Pentium3 550mhz                        4JEDB
TeleNet Server Pentium2 333mhz                                   TSS98040035
TeleNet Server Pentium2 300mhz                                   TSS98040027
TeleNet Server Pentium2 266mhz                                   TSS98050001
TeleNet Server Pentium2 266mhz                                   TSS98030058
TeleNet Server Pentium2 400mhz                                   TSS98030057
TeleNet Server Dual Pentium2 300mhz                              TSS98070082
TeleNet Server Pentium2 300mhz                                   TSS98030005
3Com SuperStack2 Switch                                          7WKR101215
Gateway 2000 Pentium Pro 200mhz                                  7248477
Belkin OmniView                                                  No Serial#
3Com SuperStack2 Switch                                          SWKR096596
ADC Kentrox Data-Smart T3/E3 IDSU                                DDM1UZPBRA
Cisco 7200                                                       72602314
Cisco 7200                                                       72602346

Superstack II Dual Hub 500-0801                                  72BV200F84F
Cisco Catalyst 1900                                              00902B49C540
Cisco 3524 Catalyst                                              000196348D00
Sun Ultra 5                                                      FW01950150
Dell Pentium Dimension XPS Pro 200mhz                            92CW1
Dell Pentium Dimension XPS P266                                  FN77S
Cisco 3620 Frame Relay                                           362088634
96 Port Patch Panel                                              No Serial#
Centercom 3024tr (Hub)                                           PT3F7080E
Centercom 3024tr (Hub)                                           F03N611BD
Prime 133mhz                                                     No Serial#
Generic Pentium Pro 200mhz                                       H1VHGD
Quantex Pentium 120mhz                                           5001410090
Quantex Pentium 120mhz                                           5001417346
Digital Link DL3100 Digital Service Multiplexer                  3096030917
Digital Link T1 DSU/CSU
Gateway 2000 PentiumII 266mhz                                    7252411
Power Mac 7100/80                                                FC5080UR44H
Gateway Pentium 100mhz                                           5232643
ACI Pentium III 450mhz                                           97001420
Belkin OmniView 6 Port                                           No Serial#
Gateway Pentium Pro 200mhz                                       4224929
Gateway Pentium 120mhz                                           6425691
Unisys Pentium Pro 180mhz                                        4907791
ACI Pentium 100mhz                                               No Serial#
Belkin OmniView 6 Port                                           No Serial#
3Com SuperStack2 Switch                                          7YDB025314
3Com SuperStack2 Switch                                          7WKR101189
Mag Innovision                                                   MI58HA022364
Belkin OmniView 6 Port                                           No Serial#
Mag Innovision                                                   MI58HB033662
ACI P.C                                                          97001422
Belkin Omniview Pro 8 Port                                       No Serial#
Dell M780 Monitor                                                5322DA0727
Telnet Server                                                    TSS98030051
Dell Poweredge 4300                                              01V8E
Dell Dimension XPS D266                                          No Serial#
Dell VC5 Monitor                                                 15001106
Sun Netra Ultra Spark Drive                                      618F1905
Sun Ultra Enterprise 450                                         024H2F8C
Mag Innovision / MagDX1795                                       018C1358
Telenet Server                                                   TSS98040034
Telenet Server                                                   TSS98070014
DLT Tape Drive External                                          2625
Sun                                                              012H26ED
CT                                                               US82321776
Gateway 2000 G6200                                               6986892
Gateway 2000 G6200                                               7248475
ACI PC                                                           97200548
Gateway 2000 G6200                                               MI58HA022363

Belkin Omni View 6Port                                           No Serial#
3Com SuperStack2 Switch                                          7A8F000301
3Com SuperStack2 Switch                                          7WKR106693
Power PC                                                         FC6012TV3FV
Telenet Server                                                   TSS98030059
Telenet Server                                                   TSS98030060
Telenet Server                                                   TSS98070013
Gateway 2000 Vivitron / CPD-GF200                                7050359
Belkin Omniview 6 Port                                           No Serial#
Sun Ultra 1 Creator                                              607F04E1
Sun Ultra 1 Creator                                              651F0EEE
Sun Enterprise 220R                                              012H3098
Sparc Station 10                                                 251F5398
Power PC                                                         XB5310L03FT
Arena II Disk Array                                              10180
3Com Baseline Switch                                             0200/7A8F004256
Monarch MCS Server w/ AMD Athlon                                 15370
Dell PowerEdge 4600                                              3VK4M11
APC Smartcell XR                                                 EP9707162693
APC Smartcell XR                                                 EP9707162695
RR Hard Drive Case
RR Hard Drive Case
Automated tape Backup


          PHONE SYSTEM

Samsung DCS 50si Package w/ 6 Loop
 Misc. 1 for CID, 8 Station inter (6X16) system)
 SVMi-4 4 Port Voicemail Card

2 - single line ports
1 - 28 button Display Speaker Phones                             Falcon 28D
10 - 18 Button Display Speaker Phones                            Falcon 18D


          UPS / BACK-UP POWER

Honda Generator (3KW)
Honda Generator (3KW)

                                    EXHIBIT A
                                    ---------

                                 Permitted Liens
                                 ---------------

                                      None.